UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2008

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 North Dairy Ashford Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On October 22, 2008, ConocoPhillips issued a press release announcing the company's financial and operating results for the quarter ended September 30, 2008.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.  Additional financial and operating information about the quarter is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The press release contains the following measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP):

  Earnings adjusted for the Venezuela impairment.
  Diluted earnings per share adjusted for the Venezuela impairment.
  E&P earnings adjusted for the Venezuela impairment.

We have included these non-GAAP financial measures because, in management's opinion, excluding the second-quarter 2007 charge associated with the complete impairment of our expropriated Venezuelan oil interests is a better indicator of the company's ongoing earnings and earnings per share, and is therefore more useful in comparing the Company's results with prior and future periods.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1               —          Press release issued by ConocoPhillips on October 22, 2008.

99.2               —          Supplemental financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Rand C. Berney
Rand C. Berney
Vice President and Controller

October 22, 2008

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release issued by ConocoPhillips on October 22, 2008.

99.2	Supplemental financial information.